As filed with the Securities and Exchange Commission on September 16, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 12, 2019
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BAC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share	BAC PrE	New York Stock Exchange
of Floating Rate Non-Cumulative Preferred Stock, Series E
Depositary Shares, each representing a 1/1,000th interest in a share	BAC PrY	New York Stock Exchange
of 6.500% Non-Cumulative Preferred Stock, Series Y
Depositary Shares, each representing a 1/1,000th interest in a share	BAC PrC	New York Stock Exchange
of 6.200% Non-Cumulative Preferred Stock, Series CC
Depositary Shares, each representing a 1/1,000th interest in a share	BAC PrA	New York Stock Exchange
of 6.000% Non-Cumulative Preferred Stock, Series EE
Depositary Shares, each representing a 1/1,000th interest in a share	BAC PrB	New York Stock Exchange
of 6.000% Non-Cumulative Preferred Stock, Series GG
Depositary Shares, each representing a 1/1,000th interest in a share	BAC PrK	New York Stock Exchange
of 5.875% Non-Cumulative Preferred Stock, Series HH
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L	BAC PrL	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share	BML PrG	New York Stock Exchange
of Bank of America Corporation Floating Rate
Non-Cumulative Preferred Stock, Series 1
Depositary Shares, each representing a 1/1,200th interest in a share	BML PrH	New York Stock Exchange
of Bank of America Corporation Floating Rate
Non-Cumulative Preferred Stock, Series 2
Depositary Shares, each representing a 1/1,200th interest in a share	BML PrJ	New York Stock Exchange
of Bank of America Corporation Floating Rate
Non-Cumulative Preferred Stock, Series 4
Depositary Shares, each representing a 1/1,200th interest in a share	BML PrL	New York Stock Exchange
of Bank of America Corporation Floating Rate
Non-Cumulative Preferred Stock, Series 5
Floating Rate Preferred Hybrid Income Term Securities of BAC Capital	BAC/PF	New York Stock Exchange
Trust XIII (and the guarantee related thereto)
5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities	BAC/PG	New York Stock Exchange
of BAC Capital Trust XIV (and the guarantee related thereto)
Income Capital Obligation Notes initially due December 15, 2066 of	MER PrK	New York Stock Exchange
Bank of America Corporation
Senior Medium-Term Notes, Series A, Step Up Callable Notes, due	BAC/31B	New York Stock Exchange
November 28, 2031 of BofA Finance LLC (and the guarantee
of the Registrant with respect thereto)
Depositary Shares, each representing a 1/1,000th interest in a share	BAC PrM	New York Stock Exchange
of 5.375% Non-Cumulative Preferred Stock, Series KK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 12, 2019, the Board of Directors (the “Board”) of Bank of America Corporation (the “Corporation”) approved and adopted amendments to the Corporation’s Amended and Restated Bylaws (the “Bylaws”). The amendments to the Bylaws were effective upon approval by the Board. The Board periodically conducts routine reviews of the Board’s governance documents, including the Bylaws.
The amendments related to governance practices include the following:

•	Revisions to explicitly allow the use of electronic transmissions (Article III., Sections 4 and 8; Article V., Sections 4 and 8);

•	Clarification that the stockholder list is to be maintained by the Corporation (Article III., Section 6);

•	Clarification of the ability of the chairman to adjourn a stockholders’ meeting for any reason (Article III., Section 11);

•
Clarification that director nominations may be made at annual meetings using the proxy access provisions of the Bylaws and that director nominations may be made at special meetings in certain situations (Article III., Section 12);

•	Revisions to reflect the Board’s current committee structure and charter review and approval process (Article IV., Section 6);

•	Simplification and updates to the definitions and descriptions of officer titles (Article IV., Section 7; Article VI., Section 1);

•	Revisions to provide that share certificates may be signed by any two authorized officers (Article VII., Section 1);

•	Clarification of the Corporation’s obligation to advance expenses to indemnified persons (Article VIII., Section 2);

•
Revisions to update the officers authorized to execute instruments and vote the ownership interests of the Corporation to reflect changes made to the definitions and descriptions of officer titles (Article IX., Sections 1 and 2); and

•	Revisions to provide more flexibility in the development, review, and modification of the Corporation’s emergency plans (Article X., Section 5).
The amendments also include certain other technical and conforming revisions and clarifications. The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which (marked to show changes from the prior version) is attached hereto as Exhibit 3.1 and is incorporated in this Item 5.03 by reference.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Bylaws of Bank of America Corporation, As Amended by the Board of Directors on September 12, 2019

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: September 16, 2019